EXHIBIT 99.1

Jos. A. Bank Board Approves Amendment of Shareholder Rights Plan

HAMPSTEAD, Md., Jan. 3, 2014 (GLOBE NEWSWIRE) -- Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB) (the "Company") today announced that its Board of Directors has approved an amendment to its shareholder rights plan to, among other things, reduce the ownership threshold to 10 percent from 20 percent of outstanding common shares.

The Company said that in light of the hostile actions The Men's Wearhouse, Inc. (NYSE:MW) has taken and threatened to take against the Company, which are not in the best interest of the Company's shareholders, the Board felt it was appropriate to protect the Company's shareholders by leveling the playing field and ensuring that the Jos. A. Bank Rights Agreement has the same triggering ownership threshold as that of the Men's Wearhouse Rights Agreement.

On December 23, 2013, the Jos. A Bank Board of Directors unanimously rejected a non-binding acquisition proposal by Men's Wearhouse based on its determination that the proposal significantly undervalued the Company and its near and long-term potential.

About Jos. A. Bank

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 629 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the NASDAQ under the symbol "JOSB."

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements that are based on currently available information and current expectations, estimates and projections about Jos. A. Bank Clothiers, Inc.'s business. The forward looking statements include assumptions about our operations, such as cost controls, market conditions, liquidity and financial condition. Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in Jos. A. Bank's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended November 2, 2013, and other reports filed by Jos. A. Bank with the Securities and Exchange Commission (SEC). Please read the "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

CONTACT: For Jos. A. Bank - Media:
         Thomas Davies/Molly Morse
         Kekst and Company
         212-521-4873/212-521-4826
         thomas-davies@kekst.com
         molly-morse@kekst.com

         For Jos. A. Bank - Investment Community:
         David E. Ullman
         EVP/CFO
         410-239-5715